UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 18, 2005

(Date of earliest event reported)

California Micro Devices Corporation

(Exact name of registrant as specified in its charter)

California	0-15449	94-2672609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 N. McCarthy Blvd., No. 100, Milpitas, CA 95035-5112

(Address of principal executive offices)       (Zip Code)

Registrant’s telephone number, including area code: (408) 263-3214

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Item 9.01 Financial Statements and Exhibits

Signatures

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) Following the recommendation of management, Registrant’s audit committee on January 18, 2005, concluded that Registrant’s financial statements for the quarters, interim periods, and fiscal year for 2004 and for the first two quarters and six-month period of fiscal 2005 should be restated and therefore no longer be relied upon because of errors in such financial statements as addressed in Accounting Principles Board Opinion No. 20. These errors resulted from Registrant recognizing certain costs from vendors in the incorrect quarter. Exhibit 99.1 shows for each period, certain items excerpted from the income statement and balance sheet as reported, the adjustments to be made to such items, and such items as restated. Registrant intends to file amendments to its quarterly reports on Form 10-Q for the first and second quarters of fiscal 2005 and to its annual report on Form 10-K for fiscal 2004 to reflect these restatements. Registrant’s audit committee has discussed with Registrant’s independent accountant the matters disclosed in this Item 4.02(a).

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99.1, Financial Statement Adjustments for FY04 and First Six Months of FY05, is filed pursuant to Item 4.02(a) of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized on the 20th day of January, 2005.

CALIFORNIA MICRO DEVICES CORPORATION

(Registrant)

By:	/s/ ROBERT V. DICKINSON
Robert V. Dickinson President and Chief Executive Officer

By:	/s/ R. GREGORY MILLER
R. Gregory Miller Vice President, Finance (Principal Financial Officer)

Exhibit Index

Exhibit	Description
99.1	Registrant’s Financial Statement Adjustments for FY04 and First Six Months of FY05 are filed pursuant to Item 4.02(a) of Form 8-K.